UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 4, 2022

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	GAIN	The Nasdaq Stock Market LLC
5.00% Notes due 2026	GAINN	The Nasdaq Stock Market LLC
4.875% Notes due 2028	GAINZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 4, 2022, Gladstone Investment Corporation (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted and approved each of the proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on June 17, 2022.

The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders were as follows:

1.	The election of three directors to hold office until the 2025 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
Paul W. Adelgren	8,627,175	794,550	12,088,498
David Gladstone	8,864,700	557,025	12,088,498
John H. Outland	8,847,748	573,977	12,088,498

2.

The ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2023:

For	Against	Abstain	Broker Non-Votes
21,033,736	311,761	164,726	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation
(Registrant)

	By:	/s/ Rachael Easton
August 4, 2022		Rachael Easton Chief Financial Officer and Treasurer